                                 SCHEDULE 14A
                                (Rule 14a-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
         PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.  )


    Filed by the registrant [X]

    Filed by a party other than the registrant [ ]

    Check the appropriate box:

    [ ] Preliminary proxy statement    [ ] Confidential, for Use of the
                                           Commission Only (as permitted by
                                           Rule 14a-6(e)(2))
    [X] Definitive proxy statement

    [ ] Definitive additional materials

    [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                           CASINO MAGIC CORP.
-------------------------------------------------------------------------------
              (Name of Registrant as Specified in Its Charter)


                                  MANAGEMENT
-------------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of filing fee (Check the appropriate box):

    [ ] No fee required.

    [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

                                     N/A
--------------------------------------------------------------------------------

    (2) Aggregate number of securities to which transaction applies:

                                     N/A
--------------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

                                     N/A
--------------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

                                     N/A
--------------------------------------------------------------------------------

    (5) Total fee paid:

                                     N/A
--------------------------------------------------------------------------------

    [ ] Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

    [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount previously paid:
                                     N/A
--------------------------------------------------------------------------------

    (2) Form, schedule or registration statement no.:
                                     N/A
--------------------------------------------------------------------------------

    (3) Filing party:
                                     N/A
--------------------------------------------------------------------------------

    (4) Date filed:
                                     N/A
--------------------------------------------------------------------------------

                            [CASINO MAGIC LOGO HERE]

                               CASINO MAGIC CORP.

                           -------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 TO BE HELD ON
                                 JUNE 30, 1997

                           -------------------------

     Notice is hereby furnished to the shareholders of record of Casino Magic Corp. (a Minnesota corporation) as of the close of business on May 6, 1997, of the annual meeting of the shareholders (the "Annual Meeting") thereof, to be held at 2:30 p.m. on June 30, 1997, at 300 Riverside Drive, Bossier City, Louisiana, for the following purposes:

          1. To elect a Board of Directors; and

          2. To transact such other business as may properly come before the meeting, or any adjournment thereof.

     Only shareholders of record as of the close of business on May 6, 1997, or their legal representatives, are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. Each shareholder is entitled to one vote per share of common stock on all matters to be voted on at the Annual Meeting.

     A form of proxy, Proxy Statement and 1996 Annual Report of Casino Magic Corp. are enclosed herewith. You are requested to complete and sign the form of proxy, which is being solicited by the Board of Directors and management of Casino Magic Corp., and to return it in the envelope provided.

                                          By Order of the Board of Directors

                                          [Signature]

                                          Marlin F. Torguson
                                          Chairman of the Board
June 6, 1997

                                PROXY STATEMENT
                                       OF

                               CASINO MAGIC CORP.
                             711 CASINO MAGIC DRIVE
                       BAY SAINT LOUIS, MISSISSIPPI 39520

                           -------------------------

                                  JUNE 6, 1997
                           -------------------------

     This Proxy Statement is furnished to the shareholders of record as of the close of business on May 6, 1997, of Casino Magic Corp., a Minnesota corporation (the "Company"), in connection with the annual meeting of the shareholders thereof (the "Meeting"), to be held at 2:30 p.m. on June 30, 1997 at 300 Riverside Drive, Bossier City, Louisiana.

     The accompanying form of proxy shall confer upon the appointees named therein, acting on behalf of the Company's management, authority to vote the shares represented as follows:

          1. For the election of persons to serve as members of the Board of Directors to direct the affairs of the Company until the next annual meeting of the Company's shareholders to be held in 1998; and

          2. At their discretion, with regard to matters of which the Company's management is not presently aware or cannot anticipate, but which may be properly presented at the Meeting.

     THE SOLICITATION OF PROXIES FROM THE SHAREHOLDERS IS BEING MADE BY THE BOARD OF DIRECTORS AND MANAGEMENT OF THE COMPANY, AND THE COST OF SUCH SOLICITATION, INCLUDING THE COST OF PREPARING AND MAILING THE NOTICE OF ANNUAL MEETING, PROXY STATEMENT, FORM OF PROXY AND 1996 ANNUAL REPORT IS BEING PAID FOR BY THE COMPANY.

     THIS PROXY STATEMENT AND THE ACCOMPANYING FORM OF PROXY WERE FIRST MAILED ON APPROXIMATELY JUNE 9, 1997 TO THE SHAREHOLDERS OF RECORD OF THE COMPANY AS OF THE CLOSE OF BUSINESS ON MAY 6, 1997.

                         VOTING AND REVOCATION OF PROXY

     There were 35,637,083 shares of common stock, $0.01 par value ("Common Stock"), and no undesignated shares of the Company, outstanding as of the close of business on May 6, 1997. Common Stock is the Company's only class of voting equity security currently authorized and outstanding. Every outstanding share of Common Stock is entitled to one vote per share in the election of directors or in the determination of any other matter brought before the shareholders of the Company. Norwest Bank Minnesota, N.A. is the Company's transfer agent and registrar for Common Stock. Only shareholders of record as of the close of business on May 6, 1997, as certified to by Norwest Bank Minnesota, N.A., will be entitled to vote at the Meeting. Only votes cast in person at the Meeting or by proxy received by the Company before commencement of the Meeting will be counted at the Meeting. The accompanying form of proxy is revocable by the shareholder entitled to grant such proxy by filing a written notice or a duly executed proxy bearing a later date with the Company's Secretary or Assistant Secretary prior to the commencement of the Meeting, or by attending the Meeting and voting in person. Mere attendance at the Meeting is not sufficient to revoke a proxy.

     Where specific instructions are not indicated, the accompanying form of proxy will be voted for the election of the slate of nominee directors named herein, and for giving the persons named as proxies therein the authority to vote, at their discretion, on each proposal presented concerning business of which the Board of Directors is presently unaware and which may properly come before the Meeting. If a shareholder abstains from voting as to any proposal, or if a broker returns a proxy to the Company indicating a lack of voting instructions from the beneficial owner of the shares and a lack of discretionary authority on the part of such broker to vote those shares (referred to as a "broker no-vote"), such shareholder and the proxy returned by the broker will be counted as present or represented at the Meeting for purposes of determining the existence of a quorum. Abstentions with respect to any matter brought to a vote at the Meeting will be treated as shares voted for purposes of calculating the votes cast with respect to such matter, but shall not be deemed to have been voted in favor of such matter. Accordingly, abstention will have the same effect as voting against a matter. Broker no-votes with respect to any matter brought to a vote at the Meeting will be treated as shares not voted for purposes of determining whether the requisite vote has been obtained. The affirmative vote of a majority of the shares present or represented by proxy at the Meeting is required for election of each of the nominee directors.

     A copy of the Company's 1996 Annual Report, which includes the consolidated financial statements of the Company for the fiscal year ended December 31, 1996, was mailed to all shareholders entitled to vote at the Meeting. If upon receipt of your proxy materials you have not received the 1996 Annual Report, please call Casino Magic Shareholder Relations at (800) 5-MAGIC-5 and a copy will be sent to you.

                             ELECTION OF DIRECTORS

GENERAL INFORMATION

     All members of the Company's Board of Directors are being nominated for election at the Meeting. Unless otherwise directed, it is the intention of those appointees named in the accompanying form of proxy to vote for the election of Marlin F. Torguson, James E. Ernst, Roger H. Frommelt and E. Thomas Welch as the members of the Company's Board of Directors. Each nominee is being nominated for a term of approximately one year, or until the next annual meeting of the Company's shareholders.

     MANAGEMENT RECOMMENDS A VOTE IN FAVOR OF EACH OF THE PROPOSED NOMINEES LISTED BELOW, AND THE PROXIES WILL BE VOTED IN FAVOR OF SUCH PROPOSED NOMINEES OR AS OTHERWISE DIRECTED.

INFORMATION CONCERNING NOMINEES

     The names, ages and respective positions of the directors of the Company as of the date of this Proxy Statement, each of whom is a nominee, are as follows:

                NAME                    DIRECTOR SINCE    AGE                  POSITION
                ----                    --------------    ---                  --------
Marlin F. Torguson(4)...............         4/92         52     Chairman of the Board
James E. Ernst......................         1/95         47     President, Chief Executive Officer
                                                                 and a Director
Roger H. Frommelt(1)(3)(4)..........        10/92         60     Director and Assistant Secretary
E. Thomas Welch(1)(2)(3)(4).........         5/93         58     Director

-------------------------
(1) Member of the Audit Committee

(2) Member of the Compensation Committee

(3) Member of the Stock Option Committee

(4) Member of the Nominating Committee

     The business experience, principal occupations and directorships in publicly-held companies for the nominated directors of the Company are set forth below.

     MARLIN F. TORGUSON has been the Company's Chairman of the Board since December 1, 1994. Mr. Torguson was President and Chief Executive Officer of the Company from April 1992 through November 1994. From April 1992 to February 1993, Mr. Torguson also served as the Company's Chief Financial Officer and Treasurer. Mr. Torguson was a 50 percent owner and a Vice President of G.M.T. Management Co. from December 1983 to December 1994. G.M.T. Management Co. was responsible for the operation and management of Jackpot Junction Casino, located in Morton, Minnesota, from December 1983 until January 1, 1992.

     JAMES E. ERNST became the Company's President and Chief Executive Officer in December 1995. From June 1992 until September 1995, Mr. Ernst served as President and Chief Executive Officer of Casino America, Inc., a casino developer and operator which has gaming operations in Mississippi and Louisiana. From June 1991 to June 1992, Mr. Ernst was President of Steamboat Development Co., an operator of riverboat casinos in Iowa. From 1976 to 1991, Mr. Ernst was with the public accounting firm of McGladrey & Pullen in its Davenport, Iowa office.

     ROGER H. FROMMELT is the President and a principal shareholder of Frommelt & Eide, Ltd., a law firm located in Minneapolis, Minnesota. He has been engaged in the private practice of law in Minneapolis, Minnesota since 1965, practicing with Frommelt & Eide, Ltd. and its predecessor partnership since 1974. Mr. Frommelt served as the Company's Secretary from May 1993 until December 1994, when he was appointed the Company's Assistant Secretary.

     E. THOMAS WELCH has been the President and a member of the Board of Directors of Resource Trust Company, located in Minneapolis, Minnesota since March 1987. Mr. Welch is also a member of the Board of Directors of Eastcliff Funds, Inc., a mutual fund company located in Minneapolis, Minnesota.

MEETINGS OF THE BOARD OF DIRECTORS

     During the year ended December 31, 1996 the Board of Directors held 15 meetings and acted by unanimous written consent on four occasions. None of the members of the Board of Directors proposed for re-election attended less than 75% of any of the meetings of the Board of Directors and its committees held in the year ended December 31, 1996.

COMMITTEES OF THE BOARD OF DIRECTORS

     Audit Committee. The Audit Committee has the responsibility of: (i) reviewing audited financial statements and consulting with the Company's independent auditors on various audit and financial personnel issues, including review of internal financial controls; (ii) resolving conflicts of interest that may arise in transactions between the Company and its officers and directors who are not serving as members of the Audit Committee; and (iii) interfacing with internal audit personnel concerning financial compliance with procedures and policies established by the Company, or prescribed by jurisdictions in which the Company conducts gaming operations. The Audit Committee held two meetings during the year ended December 31, 1996.

     Compensation Committee. The Compensation Committee, which consists solely of non-employee directors, has authority to consider, negotiate, establish or modify the salaries, bonuses and other forms of compensation of the duly elected officers of the Company and any of its subsidiaries. The Compensation Committee held one meeting during the year ended December 31, 1996.

     Stock Option Committee. The Stock Option Committee has authority to administer the Company's 1992 Incentive Stock Option Plan, and to grant and establish the terms of stock options thereunder. The Stock Option Committee held two meetings during the year ended December 31, 1996.

     Nominating Committee. The Nominating Committee has the authority to consider the qualifications of and recommend each candidate and incumbent for election as a director of the Company and to nominate candidates to fill Board of Director member vacancies. The Nominating Committee will consider shareholder nominations of candidates for election as directors of the Company upon receipt of a written request provided to the Company's Nominating Committee no later than December 31 of the calendar year preceding the next annual meeting of shareholders together with the written consent of such person to serve as a director. The Nominating Committee held one meeting during the year ended December 31, 1996.

INFORMATION CONCERNING NON-DIRECTOR EXECUTIVE OFFICERS

     The names, ages, positions and business experience of the Company's non-director executive officers, as of the date of this Proxy Statement are as follows:

               NAME                    AGE                 POSITION
               ----                    ---                 --------
Jay S. Osman.......................    36     Executive Vice President, Treasurer
                                              and Chief Financial Officer
Robert A. Callaway.................    49     Vice President/General Counsel and
                                              Secretary
Kenneth N. Schultz.................    47     Vice President/Construction

     JAY S. OSMAN became the Company's Executive Vice President, Chief Financial Officer and Treasurer in October 1995. From August 1995 through October 1995 Mr. Osman served as Corporate Director of Financial Planning, Budgets and Analysis at Boyd Gaming Corporation, a casino developer and operator based in Las Vegas, Nevada. Mr. Osman served as Vice President of Finance and Administration, Chief Financial Officer and Assistant Secretary of Belle Casinos, Inc., a casino developer and operator based in Biloxi, Mississippi from June 1993 through August 1995. From December 1989 through May 1993, Mr. Osman acted as Manager of Financial Analysis for Bally's Park Place, an Atlantic City, New Jersey based casino operator and developer which was a subsidiary of Bally Entertainment, Inc.

     ROBERT A. CALLAWAY has been the Company's Vice President/General Counsel since September 1994 and its Secretary since December 1994. From 1987 until August 1994, Mr. Callaway was a partner in the law firm of Beckley, Singleton, DeLanoy, Jemison & List, located in Reno and Las Vegas, Nevada, where his practice focused on legal and regulatory issues relating to the gaming industry. For the five years immediately prior to joining such firm, Mr. Callaway served with the office of the Attorney General of the state of Nevada as counsel for the Nevada State Gaming Control Board and the Nevada Gaming Commission.

     KENNETH N. SCHULTZ joined the Company as Vice President/Construction and Development in June 1996 and has served the Company in this capacity since that date. Mr. Schultz served as Vice President of Construction and Development for Casino America, Inc. from July 1995 to June 1996. Prior to joining Casino America, Inc., Mr. Schultz was involved in the development and construction of the Isle of Capri Casino-Bossier City, Louisiana, the Isle of Capri Casino-Lake Charles, Louisiana, and the Isle of Capri Casino Crowne Plaza Resort-Biloxi, Mississippi through DeBartolo Property Management, Inc., where he was employed as Vice President of Construction Services from 1989 until July 1995.

REPORTING UNDER SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires executive officers and directors of the Company, and persons who beneficially own more than 10 percent of the Company's outstanding shares of Common Stock, to file initial reports of ownership and reports of changes in ownership of securities of the Company with the Securities and Exchange Commission ("SEC") and The Nasdaq Stock Market. Officers, directors and persons owning more than 10 percent of the Company's outstanding Common Stock are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms filed. Based solely on a review of the copies of such reports and amendments thereto furnished to or obtained by the Company or written representations that no other reports were required, the Company believes that during the year ended December 31, 1996, all filing requirements applicable to its directors, officers or beneficial owners of more than 10 percent of the Company's outstanding shares of Common Stock were complied with, except that Marlin F. Torguson filed a Form 4 on August 1, 1996 with respect to the sale of 180,000 shares of common stock in May 1996, which was due on June 10, 1996, and filed a Form 4 on September 17, 1996, with respect to the sale of 77,000 shares of common stock in August 1996, which was due on September 10, 1996. In addition, three newly-elected officers, Juris Basens, David L. Paltzik and Kenneth N. Schultz, each filed a Form 3 in February 1997. The Form 3 for Messrs. Basens and Paltzik (who have since taken non-executive officer positions with the Company) was due on August 1, 1996. The Form 3 for Mr. Schultz was due July 5, 1996.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth certain compensation information for the Company's Chief Executive Officer who served in such capacity during the year ended December 31, 1996, and the Company's six most highly compensated executive officers, other than the Chief Executive Officer, who served as executive officers at December 31, 1996. The foregoing persons are collectively referred to as the "Named Executive Officers". Compensation information is shown for fiscal years 1994, 1995 and 1996.

                                                                         LONG-TERM COMPENSATION
                                                                        -------------------------
                                          ANNUAL COMPENSATION                    AWARDS
                                   ----------------------------------   -------------------------
                                                                        RESTRICTED    SECURITIES
                                                         OTHER ANNUAL     STOCK       UNDERLYING     ALL OTHER
                                   SALARY      BONUS     COMPENSATION     AWARDS     OPTIONS/SARS   COMPENSATION
NAME/PRINCIPAL POSITION  YEAR        ($)        ($)          ($)           ($)           (#)            ($)
-----------------------  ----      ------      -----     ------------   ----------   ------------   ------------
James E. Ernst.........  1996      425,000          --        58,813(2)         --       590,000(5)     272,866(10)
  President and Chief    1995(1)    16,923          --            --(4)         --       590,000(6)       9,839(10)
  Executive Officer
Marlin F. Torguson.....  1996      425,000          --       191,522(3)         --            --          6,695(11)
  Chairman of the        1995      425,000          --            --(4)         --            --          2,832(12)
  Board                  1994      423,833          --            --(4)         --            --          1,500(13)
Jay S. Osman...........  1996      208,654          --            --(4)         --        90,000(7)       4,330(14)
  Executive Vice         1995(1)    38,512      20,000            --(4)    132,500(9)     75,000(8)          --
  President/Treasurer/
  Chief Financial
  Officer
Robert A. Callaway.....  1996      208,654          --            --(4)    135,938(9)     90,000(7)       7,245(15)
  Vice                   1995      181,154          --            --(4)         --        40,000(8)         481(13)
  President/General
  Counsel and Secretary  1994       51,040          --            --(4)         --        35,000(8)       4,650(16)
Juris Basens...........  1996(1)    78,462      20,000            --(4)         --            --          2,713(17)
  Vice President/Chief
  Operating Officer
David L. Paltzik.......  1996(1)    78,462      20,000            --(4)         --            --          3,100(18)
  Vice President/
  Marketing
Kenneth N. Schultz.....  1996(1)    95,385      82,500            --(4)         --            --         11,190(19)
  Vice President/
  Construction

-------------------------
 (1) No compensation information is provided for any prior year as the Named Executive Officer was employed by the Company only during the years for which compensation information is provided.

 (2) Amount allocated as income relating to personal use of corporate airplane in 1996.

 (3) $188,672 of this amount was allocated as income relating to personal use of corporate airplane in 1996.

 (4) Did not receive perquisites or other personal benefits from the Company in excess of $50,000 or 10 percent of the Named Executive Officer's total annual salary and bonus paid for the years indicated.

 (5) The exercise price of options to purchase the Company's Common Stock granted in 1995 was reduced to $3.625 per share in 1996.

 (6) Same as the 590,000 share options which were repriced in 1996 as reflected in Note 5.

 (7) An option to purchase 15,000 shares of the Company's Common Stock was granted in 1996 exercisable at $3.625 per share, and the exercise price of options previously granted for 75,000 shares was reduced to $3.625 per share.

 (8) Options are included in the 90,000 share options which were repriced in 1996 as reflected in Note 7.

 (9) Messrs. Osman and Callaway were each awarded a total of 25,000 restricted shares of the Company's Common Stock that vest over a four year period. As of December 31, 1996, 3,750 shares having a value of $9,258 (based on the closing trade price on that date) had vested in favor of each of Messrs. Osman and Callaway, but had not yet been delivered.

(10) Partial forgiveness of indebtedness owed by Mr. Ernst to the Company in the amount of $257,866 in 1996 and $8,208 in 1995, and $37,328 in 1996 and
     $1,631 in 1995, in compensation resulting from an interest-free loan made by the Company to Mr. Ernst which assumes a 10% annual market rate of interest. See "Employment, Termination and Change in Control Arrangements."

(11) Contribution of $2,375 made by the Company to 401(k) plan and payment of $4,320 premium on group term life insurance policy.

(12) Contribution of $1,500 made by the Company to 401(k) plan and automobile allowance of $1,332.

(13) Contributions to 401(k) plan made by the Company.

(14) Automobile allowance of $4,000 and payment of $330 premium on group term life insurance policy.

(15) Automobile allowance of $4,000, contribution of $2,375 made by the Company to 401(k) plan, and payment of $870 premium on group term life insurance policy.

(16) Living allowance.

(17) Automobile allowance of $2,500 and payment of $213 premium on group term life insurance policy.

(18) Automobile allowance of $2,500 and payment of $600 premium on group term life insurance policy.

(19) Automobile allowance of $3,000, reimbursement for moving expenses of $7,827 and payment of $363 premium on group term life insurance policy.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

     The following table provides certain information regarding the number of options to purchase shares of the Company's Common Stock granted to the Named Executive Officers during the year ended December 31, 1996.

                                                                                                POTENTIAL REALIZABLE
                                   NUMBER       PERCENTAGE OF TOTAL                               VALUE AT ASSUMED
                                OF SECURITIES      OPTIONS/SARS                                 ANNUAL RATES OF STOCK
                                 UNDERLYING           GRANTED         EXERCISE                 PRICE APPRECIATION FOR
                                OPTIONS/SARS      TO EMPLOYEES IN      OR BASE                       OPTION TERM
                                   GRANTED          FISCAL YEAR         PRICE     EXPIRATION   -----------------------
             NAME                    (#)              1996(4)         ($/SHARE)      DATE        5%($)       10%($)
             ----               -------------   -------------------   ---------   ----------     -----       ------
James E. Ernst................     490,000(1)          36.5%           $3.625      12/19/01      490,745     1,084,418
                                   100,000(1)           7.5%           $3.625      12/20/01      100,152       221,310

Jay S. Osman..................      75,000(2)           5.6%           $3.625      10/10/01       75,114       165,982
                                    15,000              1.1%           $3.625       4/23/01       15,023        33,196

Robert A. Callaway............      35,000(3)           2.6%           $3.625      10/10/01      35,053L        77,458
                                    40,000(2)           3.0%           $3.625       9/18/00       40,061        88,524
                                    15,000              1.1%           $3.625       4/23/01       15,023        33,196

-------------------------
(1) Options were originally granted in 1995, exercisable at $4.75 per share, and were repriced at $3.625 per share in July 1996.

(2) Options were originally granted in 1995, exercisable at $5.30 per share, and were repriced at $3.625 per share in July 1996.

(3) Options were originally granted in 1994, exercisable at $7.8125 per share, and were repriced at $3.625 per share in July 1996.

(4) Includes the repricing of outstanding stock options for 849,600 shares granted under the Company's Incentive Stock Option Plan and held by all employees of the Company as of July 26, 1996.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION/SAR VALUES

     The following table provides certain information regarding the exercise of options to purchase shares of the Company's Common Stock during the year ended December 31, 1996, by the Named Executive Officers and the fiscal year-end value of stock options held by such officers.

                                                     NUMBER OF SECURITIES
                                                    UNDERLYING UNEXERCISED                VALUE OF UNEXERCISED
                                   SHARES               OPTIONS/SARS AT                IN-THE-MONEY OPTIONS/SARS
                                 ACQUIRED ON          FISCAL YEAR END(#)                 AT FISCAL YEAR END($)
            NAME                 EXERCISE(#)      (EXERCISABLE/UNEXERCISABLE)        (EXERCISABLE/UNEXERCISABLE)(1)
            ----                 -----------      ---------------------------        ------------------------------
Marlin F. Torguson...........       None           600,000             -0 -           631,250              -0 -
James E. Ernst...............       None           118,000          472,000              -0 -              -0 -
Jay S. Osman.................       None            15,000           75,000              -0 -              -0 -
Robert A. Callaway...........       None            23,750           66,250              -0 -              -0 -
Juris Basens.................       None              None             None              -0 -              -0 -
David L. Paltzik.............       None              None             None              -0 -              -0 -
Kenneth N. Schultz...........       None              None             None              -0 -              -0 -

-------------------------
(1) Based on a fiscal year end of December 31, 1996 and a closing Common Stock trade price of $2 15/32 per share on December 31, 1996. The value of in-the-money options is calculated as the difference between the fair market value of the Common Stock underlying the options at fiscal year end and the exercise price of the options. Exercisable options refer to those options that are exercisable as of December 31, 1996, while unexercisable options refer to those options that become exercisable at various times thereafter.

DIRECTOR COMPENSATION

     Each non-employee member of the Board of Directors is entitled to receive $2,000 for attendance at each Board of Directors meeting and $500 for attendance at each meeting of a Committee of the Board of Directors, provided that if a meeting of the Board of Directors and a Committee or non-employee director meeting were attended by a director on the same day, the maximum compensation for attendance at such meetings was $2,000. In the past, the Company has granted stock options to non-employee members of the Board of Directors, however, no such grants were made in 1996.

     Fees have been paid, and are expected to be paid in the future, to Roger H. Frommelt's law firm, Frommelt & Eide, Ltd. for services rendered to the Company (See "CERTAIN TRANSACTIONS -- Legal Services").

EMPLOYMENT, TERMINATION AND CHANGE-IN-CONTROL ARRANGEMENTS

     MARLIN F. TORGUSON, the Company's Chairman of the Board, originally entered into an employment agreement with the Company in June 1992, which has since been amended. Salaries and bonuses under the agreement became discretionary in 1994, and the Company's Compensation Committee authorized Mr. Torguson to receive a salary at the annual rate of $425,000 in 1996 and through May 30, 1997. The Compensation Committee has established Mr. Torguson's salary at $170,000 per annum commencing June 1, 1997. Mr. Torguson is also entitled to an annual family travel allowance and a bonus payable in such amounts, and under such terms and conditions, as the Board of Directors or the Compensation Committee may determine. The Company also provides Mr. Torguson with an automobile allowance. Mr. Torguson's employment agreement is terminable by the Company or by Mr. Torguson upon four weeks' prior written notice. However, if terminated by the Company without cause, or if good cause for termination does not exist and Mr. Torguson voluntarily resigns after June 1, 1998, the Company will be obligated to pay Mr. Torguson a severance allowance at the annual rate of $425,000.

     JAMES E. ERNST, the Company's President and Chief Executive Officer, entered into an employment agreement dated December 20, 1995 which provides for, among other things, an initial annual base salary of $425,000, and a $500,000 loan which is subject to partial repayment by Mr. Ernst based on the number of days he is employed by the Company during the two-year period which began December 20, 1995. Under the terms of the repayment formula, approximately $684 of the original $500,000 loan to Mr. Ernst is forgiven by the Company each day over the two-year period. Interest at an annual rate of 8% is payable on the outstanding balance of the loan beginning as of the date Mr. Ernst's employment is terminated. Additionally, pursuant to Mr. Ernst's employment agreement, the Company granted to Mr. Ernst a non-statutory option to purchase up to 490,000 shares of the Company's Common Stock at a price of $3 5/8 per share which vests over a 5-year period at the rate of 98,000 shares per year. Mr. Ernst also received an incentive stock option to purchase up to 100,000 shares of the Company's Common Stock at a price of $3 5/8 per share which vests over a five-year period at the rate of 20,000 shares per year. The initial term of Mr. Ernst's employment agreement is two years, but is terminable by the Company or by Mr. Ernst upon 30 days' prior written notice. However, if terminated by the Company without cause, the Company will be obligated to pay Mr. Ernst a severance allowance equal to six months' base salary at the annual rate being paid at termination. As of April 1, 1997, Mr. Ernst's base salary, by agreement with the Company, was reduced to $375,000 for the months of April and May 1997, and as of June 1, 1997 was reduced again to $320,000 for the remainder of 1997, with an opportunity to receive a bonus of $100,000 if certain prescribed performance criteria are met.

     JAY S. OSMAN, the Company's Executive Vice President, Treasurer and Chief Financial Officer entered into an employment agreement in October 1995. The employment agreement provides for, among other things, an initial annual salary of $200,000. Mr. Osman's annual base rate of salary during 1996, and through May 30, 1997 was $210,000, and, commencing June 1, 1997, was reduced by agreement to $175,000. The term of Mr. Osman's employment has been extended through October 10, 1998. Mr. Osman's agreement is terminable by the Company at any time after October 10, 1998.

     ROBERT A. CALLAWAY, the Company's Vice President/General Counsel and Secretary, entered into an employment agreement with the Company in September 1994. The employment agreement provides for, among other things, an initial annual salary of $165,000, a one-time bonus of $10,000 and the right to participate in any bonus plan established by the Company for its employees. Mr. Callaway's annual base rate of salary during 1996 and through May 30, 1997 was $210,000, and, commencing June 1, 1997 was reduced to $175,000. The term of Mr. Callaway's employment has been extended through September 18, 1997. Mr. Callaway's employment agreement is terminable by the Company or Mr. Callaway at any time after September 18, 1996 upon 30 days' prior written notice.

     JURIS BASENS, the Company's Vice President and Chief Operating Officer until June 1, 1997, entered into an employment agreement with the Company as of July 1996. The employment agreement, among other things, provided for an initial annual base salary of $200,000, and a lump sum bonus of $20,000 paid upon the commencement of his employment. Under this employment agreement, Mr. Basens' term of employment runs through December 31, 1998. Mr. Basens' employment may be terminated immediately for good cause described in his employment agreement, and upon 30 days notice following December 31, 1998. Upon termination of Mr. Basen's employment by the Company for other than good cause after December 31, 1998, Mr. Basen will be entitled to a six month severance allowance. As additional compensation, the Company has agreed to issue 25,000 shares of the Company's common stock to Mr. Basens which are deliverable over a four year period, with 3,750 shares scheduled for delivery in July 1997. The Company has also agreed to grant Mr. Basens options for the purchase of 75,000 shares of the Company's common stock. Those options, which have not yet been granted, will be granted under the Company's Incentive Stock Option Plan. By agreement, effective June 1, 1997, Mr. Basens ceased to be an executive officer of the Company and became the general manager of the Company's Bossier City casino at an annual salary of $170,000. Other than the change in position, salary and employer, all other terms of Mr. Basens' employment are substantially the same.

     KENNETH SCHULTZ, the Company's Vice President/Construction, entered into an employment agreement with the Company as of June 1996. The employment agreement, among other things, provided for an initial annual base salary of $200,000, and a lump sum bonus of $82,500 paid upon the commencement of his employment. By agreement with the Company, Mr. Schultz's salary was reduced to an annual rate of $170,000 commencing on June 1, 1997. Under his employment agreement, Mr. Schultz's term of employment runs through December 31, 1998. Mr. Schultz's employment may be terminated immediately for good cause described in the employment agreement, and upon 30 days notice following December 31, 1998. Upon termination of Mr. Schultz's employment by the Company for other than good cause after December 31, 1998, Mr. Schultz will be entitled to a six month severance allowance. As additional compensation, the Company has agreed to issue 25,000 shares of the Company's common stock to Mr. Schultz which are deliverable over a four year period, with 3,750 shares scheduled for delivery in June 1997. The Company has also agreed to grant Mr. Schultz options for the purchase of 75,000 shares of the Company's common stock. Those options, which have not yet been granted, will be granted under the Company's Incentive Stock Option Plan.

     DAVID L. PALTZIK, the Company's Vice President/Marketing until June 1, 1997, entered into an employment agreement with the Company as of July 1996. The employment agreement, among other things, provided for an initial annual base salary of $200,000, and a lump sum bonus of $20,000 paid by the Company upon the commencement of his employment. Under this employment agreement, Mr. Paltzik's term of employment runs through December 31, 1998. Mr. Paltzik's employment may be terminated immediately for good cause described in his employment agreement, and upon 30 days notice following December 31, 1998. Upon termination of Mr. Paltzik's employment by the Company for other than good cause after December 31, 1998, Mr. Paltzik will be entitled to a six month severance allowance. As additional compensation, the Company has agreed to issue 25,000 shares of the Company's common stock to Mr. Paltzik which are deliverable over a four year period, with 3,750 shares scheduled for delivery in July 1997. The Company has also agreed to grant Mr. Paltzik options for the purchase of 75,000 shares of the Company's common stock. Those options, which have not yet been granted, will be granted under the Company's Incentive Stock Option Plan. By agreement, effective June 1, 1997, Mr. Paltzik ceased to be an executive officer of the Company and became the marketing director of the Company's Bossier City casino at an annual salary of $170,000. Other than the change in position, salary and employer, the terms of Mr. Paltzik's employment are substantially the same.

REPRICING OF OPTIONS

     The following table sets forth information regarding the establishment of lower exercise prices under options previously granted to executive officers to purchase common stock of the Company, from the inception of the Company's business through December 31, 1996.

                                           NUMBER OF                                                       LENGTH OF
                                           SECURITIES     MARKET PRICE                                  ORIGINAL OPTION
                                           UNDERLYING     OF STOCK AT     EXERCISE PRICE                TERM REMAINING
                                          OPTIONS/SARS      TIME OF         AT TIME OF        NEW         AT DATE OF
                              DATE OF     REPRICED OR     REPRICING OR     REPRICING OR     EXERCISE     REPRICING OR
          NAME               REPRICING     AMENDED(#)     AMENDMENT($)     AMENDMENT($)      PRICE         AMENDMENT
          ----               ---------    ------------    ------------    --------------    --------    ---------------
James E. Ernst...........     7/26/96       490,000          3.5625              4.75        3.625          12/19/01
  President and Chief         7/26/96       100,000          3.5625              4.75        3.625          12/20/01
  Executive Officer
Jay S. Osman.............     7/26/96        75,000          3.5625              5.30        3.625          10/10/01
  Treasurer and Chief
  Financial Officer
Robert A. Callaway.......     7/26/96        35,000          3.5625            7.8125        3.625           9/18/00
  Secretary and               7/26/96        40,000          3.5625              5.30        3.625          10/10/01
  General Counsel             7/26/96        15,000          3.5625             4.875        3.625           4/23/01
Dual B. Cooper(1)........     7/27/94        31,000            6.50             15.75         7.20           3/27/00
  Vice President and
  Chief Operating Officer
Patrick M. Sidders(2)....     7/27/94        31,000            6.50             16.00         7.20           3/11/00
  Treasurer and Chief
  Financial Officer
Hugh J. Shaddick(3)......     7/29/94        31,000            6.50             13.50         7.20            1/3/99
  Executive Vice
  President/Development

-------------------------
(1) Terminated his employment on December 18, 1995 without exercising options.

(2) Terminated his employment on August 31, 1995 without exercising options.

(3) Terminated his employment on December 31, 1995 without exercising options.

          STOCK OPTION COMMITTEE REPORT ON REPRICING OF STOCK OPTIONS

     This report is being provided by the Stock Option Committee of the Board of Directors of the Company (the "Option Committee") to assist shareholders to understand the objectives of the Option Committee in repricing stock options previously granted to executive officers of the Company.

     Stock options were repriced for executive officers on two occasions; in July 1994 and July 1996. In each case the repricing of options was effected for all employees of the Company, regardless of status. In addition, all repriced options, except for a 490,000 share option granted to the Company's President and Chief Executive Officer in December 1995, were originally granted under the Company's Incentive Stock Option Plan.

     The Option Committee's primary objective in granting stock options is to tie the employees' future compensation to the success of the Company, and to provide an incentive to the Company's employees to work in the best interest of the shareholders. The Option Committee believes that if the stock option prices are too high, the incentive is lost. It is the Option Committee's further belief that if the exercise price of the option is significantly higher than the market price, the existence of that disparity acts to reduce employee morale, not enhance it. In taking its action to reprice stock options, the Option Committee also took into consideration the impact that an executive officer's actions might have had on the operating results of the Company, and how that impact might have resulted in any decline in the market value of the Company's common stock. The Option Committee concluded that, in the case of each executive officer whose options were repriced, that the officer had either been employed by the Company for too short of a period, or was employed in a position which would not enable that employee, to adversely impact the market price of the Company's common stock. Finally, the Company's Option Committee believes that harmony and morale among the Company's executive officers is improved where there are no material discrepancies in the exercise price of their respective stock options.

                               Roger H. Frommelt
                                E. Thomas Welch
                   Casino Magic Corp. Stock Option Committee

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During the year ended December 31, 1996, E. Thomas Welch and Allen J. Kokesch served as members of the Company's Compensation Committee. During 1996 no member of the Company's Compensation Committee was an officer, former officer or employee of the Company or any of its subsidiaries, except Mr. Kokesch, who was an employee and Executive Vice President of the Company from December 1992 through December 1994. No executive officer of the Company served as a member of
(i) the compensation committee of another entity in which one of the executive officers of such entity served on the Company's Compensation Committee, (ii) the Board of Directors of another entity in which one of the executive officers of such entity served on the Company's Compensation Committee, or (iii) the compensation committee of another entity in which one of the executive officers of such entity served as a member of the Company's Board of Directors, during the year ended December 31, 1996.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     Introduction. This report is provided by the Compensation Committee of the Board of Directors of the Company (the "Committee") to assist shareholders in understanding the Committee's objectives and procedures in establishing compensation programs for the Company's Chief Executive Officer and other executive officers. The Committee, which consists solely of non-employee directors, is responsible for establishing and administering the Company's executive compensation program. The members of the Committee do not receive awards under the Company's incentive compensation programs.

     Compensation Policies. Consistent with the Committee's responsibility for establishing, implementing and monitoring the Company's executive compensation program, the Committee has developed several policies. These policies are: (i) to establish compensation programs designed to attract and retain highly-qualified executives; (ii) to provide motivation to the Company's executives through compensation that is correlated to the performance of the executive officer and to the performance of the Company; (iii) to compensate executives in a manner which awards both current and long-term performance; and (iv) to provide executives with a financial interest in the success of the Company similar to the interests of the Company's shareholders.

     Consistent with the aforementioned policies, the Company's current executive compensation program involves a combination of base salary, short-term incentive awards and long-term incentive awards. The Committee uses executive officer base salaries to attract and retain highly-qualified executives. The grant of bonuses to executive officers rewards short-term performance, and the grant of stock options by the Company's Stock Option Committee and restricted stock by the Company's Board of Directors encourages and rewards executive officers based upon the Company's long-term performance and provides those executive officers with a financial interest in the success of the Company which aligns their interests with the interests of the Company's shareholders.

     Base Salary. The Committee periodically reviews salaries paid to executive officers of other companies in the gaming industry and believes that the salaries of the Company's executive officers are at levels that are competitive within the gaming industry. The Committee has the authority to determine the salaries of the Company's Chief Executive Officer and other executive officers, subject to the terms of pre-existing employment contracts. Executive salaries are based on individual performance, level of responsibility and experience.

     Short-Term Incentive Awards. The key performance criterion in determining bonus payments is the level of income attained by the Company. In April 1996 the Company established an executive officer bonus pool. The dollar amount of the pool for fiscal year 1996 was equal to a percentage of the Company's pre-tax net income for the year. Only executive officers were eligible to receive bonuses from the pool. In determining the allocation of bonus payments among the Company's executives, the Committee evaluates the levels of supervisory or management responsibilities and considers a number of factors which include initiative, business judgement, technical expertise and management skills. Because of the Company's losses in 1996, no bonuses were paid from the bonus pool for that year.

     Long-Term Incentive Awards. The Company's long-term incentive program consists of stock option and restricted stock grants which are intended to encourage achievement of long-term goals and objectives consistent with enhancing shareholder value. These objectives include, but are not limited to, earnings per share growth, return on invested capital, return on stockholders' equity and profitability. The Stock Option Committee's awards of stock options and the Board of Directors' grants of restricted stock are intended to provide executive officers with increased motivation and incentive to exert their best efforts on behalf of the Company by increasing their personal stake in the Company's success through the opportunity to acquire a greater equity interest in the Company and to benefit from appreciation in the value of the Company's Common Stock. The Stock Option Committee issues all stock options at an exercise price of not less than the market value of the Company's Common Stock on the date of grant, thereby ensuring that any value derived from such options is dependent upon subsequent increases in share value which will be realized by shareholders generally. The grant of restricted stock to executives provides incentive to act in the Company's long-term interest. Restricted stock is also granted for the purpose of obtaining and retaining highly-skilled executive officers possessing extensive experience in gaming or in other areas of specialty. Executives must be employed continually in order for shares of restricted stock and stock options to vest and become exercisable.

     Compensation of the Chief Executive Officer. James E. Ernst became the Company's Chief Executive Officer on December 18, 1995. Under the terms of an employment agreement originally entered into between the Company and Mr. Ernst dated December 20, 1995, Mr. Ernst was to receive an initial annual base salary of $425,000 and in December 1995 he received a $500,000 loan which is subject to partial repayment if Mr. Ernst's employment with the Company is terminated under certain circumstances prior to December 21, 1997. Additionally, to induce Mr. Ernst to join the Company and to align his interests with those of the Company's shareholders, the Company granted to Mr. Ernst a non-statutory option to purchase up to 490,000 shares of the Company's Common Stock and an incentive stock option to purchase up to 100,000 shares of the Company's Common Stock. Mr. Ernst's annual base salary was reduced to $375,000 by agreement effective April 1, 1997, and again to $325,000 effective June 1, 1997, with the ability to receive a $100,000 bonus based upon certain performance criteria to be achieved for 1997. See "EXECUTIVE COMPENSATION -- Employment, Termination and Change in Control Arrangements." The Committee believes Mr. Ernst's compensation to be reasonable based on the compensation paid to executives in other gaming companies of similar size and operation, and the Company's need to retain highly qualified and experienced executive officers.

     Deductibility of Compensation. Internal Revenue Code Section 162(m) provides, generally, that compensation paid to certain executive officers of publicly-held corporation in excess of $1 million in a year is not deductible as an expense of the Company unless certain conditions are met, including having at least two outside directors as members of the compensation committee. Only one of the two current members of the Committee is an "outside director" as that term is defined by Internal Revenue Service regulations. As described more fully in the Summary Compensation Table, none of the Company's executive officers received compensation which exceeded $1 million in 1996 and the Committee believes the annual compensation of each of the Company's executive officers will be less than $1 million in 1997. The Committee intends to maximize the deductibility of executive officer compensation, however, it is conceivable that the Company's compensation arrangements with executive officers may result in the payment of compensation which is not deductible.

     The foregoing Compensation Committee report will not be deemed incorporated by reference by any statement incorporating by reference this Proxy Statement, or any portion thereof, into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934 and shall not otherwise be deemed filed under such Acts.

                            Respectfully Submitted,
                                E. Thomas Welch
                                Allen J. Kokesch
                   Casino Magic Corp. Compensation Committee

PERFORMANCE GRAPH

     The following graph provides a comparison of cumulative total returns for the Company, the Dow Jones Equity Market Index (which is considered an indicator of the overall stock market performance) and the Dow Jones Entertainment & Leisure -- Casinos Total Return Index (which is a published industry index) for the period October 23, 1992 through December 31, 1996. The Company's Common Stock was registered under Section 12 of the Securities Exchange Act of 1934 on October 23, 1992. The total return indices assume the investment of $100 in the Company's Common Stock, the Dow Jones Equity Market Index and the Dow Jones Entertainment & Leisure -- Casinos Index on October 23, 1992, reflect reinvested dividends and are weighted on a market capitalization basis at the time of each reported data point.

     The historical stock price performance of the Company's Common Stock shown below is not necessarily indicative of future price performance. The graph below shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement, or any portion thereof, into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934 and shall not otherwise be deemed filed under such Acts.

                  COMPARISON OF ANNUAL CUMULATIVE TOTAL RETURN
          AMONG CASINO MAGIC CORP., DOW JONES EQUITY MARKET INDEX AND
        DOW JONES ENTERTAINMENT & LEISURE -- CASINOS TOTAL RETURN INDEX

        MEASUREMENT PERIOD            CASINO MAGIC     DOW JONES EQUITY    DOW JONES E&L -
      (FISCAL YEAR COVERED)               CORP.          MARKET INDEX       CASINOS TOTAL
                                                                            RETURN INDEX
10/23/92                                          100                100                100
12/31/92                                          236                106                114
12/31/93                                          415                117                174
12/31/94                                          165                118                134
12/31/95                                           96                163                177
12/31/96                                           76                201                193

Assumes $100 invested on October 23, 1992, in Casino Magic Corp. Common Stock, the Dow Jones Equity Market Index and Dow Jones Entertainment & Leisure -- Casinos Total Return Index.

                              CERTAIN TRANSACTIONS

TRANSPORTATION SERVICES PROVIDED BY AN AFFILIATE OF THE CHAIRMAN OF THE BOARD

     Through February 22, 1996, a company, wholly owned and operated by Marlin
F. Torguson, provided charter airplane services to the Company for which the Company was charged an hourly rate. The total amount of charter service expenses paid by the Company to Mr. Torguson's charter service company was $200,000 during the year ended December 31, 1996.

PURCHASE OF AIRCRAFT FROM CHAIRMAN OF THE BOARD

     In February 1996, the Company acquired a Falcon 10 aircraft from Marlin F. Torguson for a purchase price of approximately $1.7 million, which the Company believes approximated the fair value of the aircraft as of the purchase date. The purchase price was determined by a third-party aircraft appraiser engaged by the Company at the direction of the Audit Committee. In making this determination the third-party appraiser analyzed information which included prices paid by purchasers of similar aircraft in recent transactions with standard adjustments for modifications, and for airframe and engine usage. Mr. Torguson originally purchased the aircraft in June 1995 for approximately $1.8 million. The Company sold the aircraft in February 1997 for $1.4 million.

INDEBTEDNESS OF CHIEF EXECUTIVE OFFICER

     As of December 20, 1995, James E. Ernst, the Company's President and Chief Executive Officer and a member of the Company's Board of Directors, was indebted to the Company in the amount of $500,000 pursuant to the terms of an employment agreement entered into between Mr. Ernst and the Company. Each day during the initial two-year term of Mr. Ernst's employment, approximately $684 of the loan is forgiven. As of March 31, 1997 the outstanding balance of the loan was approximately $180,575. The loan to Mr. Ernst was reported in the Company's 1995 financial statements as a compensation expense of $500,000 and a corresponding receivable of $500,000. Adjustments to the balance of the receivable are made by the Company on a quarterly basis to reflect the amount of the loan periodically forgiven by the Company. See "EXECUTIVE COMPENSATION -- Employment, Termination and Change in Control Arrangements."

ARCHITECTURAL SERVICES

     Mardi Gras Casino Corp., which operates the Company's Bay Saint Louis casino entered into an agreement dated June 18, 1992 with Lund Associates, Inc. of Rapid City, South Dakota, to provide architectural services for the construction of the casino barge and support building on the Bay Saint Louis property. Biloxi Casino Corp., which operates the Company's Biloxi casino, also entered into an agreement dated November 23, 1992 with Lund Associates, Inc. to provide architectural services for the construction of the casino barge and support buildings on the Biloxi property. Wayne K. Lund, a director of the Company from October 1992 until he resigned on December 1, 1996, is the President and principal shareholder of Lund Associates, Inc. The agreements are substantially a Standard Form of Agreement Between Owner and Architect (AIA Document B141), and provide for complete architectural services, including periodic inspection of the contract work. The contracts provide for a base fee of 6% of the construction costs, and an hourly rate for additional services, which can range from $80 per hour for principal architects to $30 per hour for clerical personnel. The contracts also provide for reimbursable expenses, at cost. The total cost of architectural services payable by the Company to Mr. Lund's firm in 1996 was $1,346,861. These architectural services are not expected to continue after December 31, 1996.

LEGAL SERVICES

     The law firm of Frommelt & Eide, Ltd. rendered legal services to the Company during the year ended December 31, 1996. Roger H. Frommelt, a shareholder and a director of the Company, is the President and a principal shareholder of Frommelt & Eide, Ltd. The total cost of such legal services incurred by the Company during 1996 was approximately $107,000. It is anticipated that Mr. Frommelt's law firm will provide legal services to the Company in the future.

EMPLOYMENT CONTRACTS WITH EXECUTIVE OFFICERS

     Marlin F. Torguson, James E. Ernst, Robert A. Callaway, Jay S. Osman, Juris Basens, Kenneth N. Schultz and David L. Paltzik, who are Named Executive Officers of the Company, have each entered into employment agreements with the Company. See "EXECUTIVE COMPENSATION -- Employment, Termination and Change-in-Control Arrangements."

                             PRINCIPAL SHAREHOLDERS

     Shareholders of record as of the close of business on May 6, 1997 are entitled to receive notice of and vote at the Meeting. As of the record date there were outstanding and entitled to vote at the Meeting, 35,637,083 shares of Common Stock, each share being entitled to one vote.

SHARE OWNERSHIP OF MANAGEMENT

     The following table sets forth certain information as of the record date with respect to the shares of Common Stock beneficially owned by: (i) each director; (ii) the Named Executive Officers; and (iii) all current executive officers (regardless of salary and bonus level) and directors as a group. Unless otherwise indicated, the shareholders listed in the table below have sole voting and investment powers with respect to the shares indicated.

                                                        NUMBER OF
                                                      COMMON SHARES   PERCENTAGE OF
                                                      BENEFICIALLY     OUTSTANDING
        NAME AND ADDRESS OF BENEFICIAL OWNER              OWNED        SHARES(12)
        ------------------------------------          -------------   -------------
Marlin F. Torguson..................................    8,854,500(1)      24.2%
James E. Ernst......................................      233,000(2)         *
Allen J. Kokesch....................................    1,087,000(3)       3.1%
Roger H. Frommelt...................................      103,000(4)         *
E. Thomas Welch.....................................       75,000(5)         *
Jay S. Osman........................................       30,450(6)         *
Robert A. Callaway..................................       29,000(7)         *
Juris Basens........................................         None            *
David L. Paltzik....................................        1,600            *
Kenneth N. Schultz..................................         None            *
All current executive officers and directors as a
  group (8 persons).................................   10,443,550(8)      28.4%

-------------------------
 *  Less than one percent.

(1) Includes 600,000 shares that Mr. Torguson has the right to acquire upon exercise of outstanding stock options.

(2) Includes 118,000 shares that Mr. Ernst has the right to acquire upon exercise of outstanding stock options.

(3) Includes 201,500 shares owned of record by the spouse of Mr. Kokesch of which Mr. Kokesch disclaims beneficial ownership.

(4) Includes 100,000 shares that Mr. Frommelt has the right to acquire upon exercise of outstanding stock options.

(5) Includes 72,000 shares that Mr. Welch has the right to acquire upon exercise of outstanding stock options and 3,000 shares held beneficially by Mr. Welch under a 401(k) Plan.

(6) Includes 18,750 shares that Mr. Osman has the right to acquire either upon exercise of outstanding stock options or as stock grants.

(7) Includes 27,500 shares that Mr. Callaway has the right to acquire either upon exercise of outstanding stock options or as stock grants.

(8) The percentage of outstanding shares of Common Stock as shown in the table above is calculated based upon 35,637,083 shares outstanding as of the close of business on May 6, 1997 and assumes that in each case the person only, or the group only, currently exercised his or its rights to acquire all shares under outstanding stock options which have vested or will vest on or before July 5, 1997, except as otherwise stated.

(9) Messrs. Basens and Paltzik have taken non-executive officer positions with the Company effective June 1, 1997.

SHARE OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth certain information as of the record date with respect to the shares of Common Stock beneficially owned by all persons known by the Company to be the owner of more than five percent of the Company's outstanding Common Stock.

                                                                    NUMBER OF         PERCENTAGE OF
                      NAME AND ADDRESS                            COMMON SHARES        OUTSTANDING
                    OF BENEFICIAL OWNER                         BENEFICIALLY OWNED      SHARES(2)
                    -------------------                         ------------------    -------------
Marlin F. Torguson..........................................        8,854,500(1)          24.4%
  1003 Hillsboro Mile
  Hillsboro, FL 33062
Grand Casinos, Inc.(2)......................................        2,125,000              6.0%
  13705 First Avenue North
  Minneapolis, MN 55441

-------------------------
(1) Includes 600,000 shares that Mr. Torguson has the right to acquire upon exercise of outstanding stock options.

(2) The shares are held of record by GCA Acquisition Subsidiary, Inc., a wholly-owned subsidiary of Grand Casinos, Inc.

(3) The percentage of outstanding shares of Common Stock as shown in the table above is calculated based upon 35,637,083 shares outstanding as of the close of business on May 6, 1997.

                             SHAREHOLDER PROPOSALS

     Proposals that shareholders may wish to present at the annual meeting of the Company's shareholders in 1998 must be received by the Company prior to December 14, 1997, in order to be included in the proxy statement and form of proxy relating to that meeting.

                              INDEPENDENT AUDITORS

     Arthur Andersen, L.L.P., certified public accountants, audited the accounts of the Company for the year ending December 31, 1996. A representative of such accounting firm will be at the Meeting, and will be available to respond to appropriate questions. Arthur Andersen, L.L.P. has audited the accounts of the Company since May 13, 1993.

                                 OTHER MATTERS

     As of the date hereof, the Company does not intend to present, nor has it been informed that other persons intend to present, any matters for action at the Meeting other than those specifically referred to herein. If, however, any other matters should properly come before the Meeting, it is the intention of the persons named in the proxies to vote the shares represented thereby in accordance with their best judgment on such matters.

     A FORM OF PROXY IS ENCLOSED FOR YOUR USE. PLEASE DATE, SIGN AND RETURN THE FORM OF PROXY AT YOUR EARLIEST CONVENIENCE. THE PROMPT RETURN OF YOUR FORM OF PROXY WILL BE APPRECIATED.

                                  1997 - PROXY
                               CASINO MAGIC CORP.
        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND
                        MANAGEMENT OF CASINO MAGIC CORP.

    The undersigned, revoking all prior proxies, hereby appoints Marlin F. Torguson and James E. Ernst or either of them, as proxies, with full power of substitution, to vote all shares of common stock of Casino Magic Corp. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Shareholders of Casino Magic Corp., to be held at 300 Riverside Drive, Bossier City, Louisiana on June 30, 1997 at 2:30 p.m., or at any adjournment thereof, and hereby instructs said proxies to vote said shares as specified below:

1.   Election of  FOR [ ] all nominees listed      WITHHOLD AUTHORITY [ ]
     Directors    below (except as marked          to vote for all nominees
                  to the contrary below).          listed below.

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE,
STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.)
Marlin F. Torguson, James E. Ernst, Roger H. Frommelt and E. Thomas Welch
--------------------------------------------------------------------------------
     In their discretion, the proxies are authorized to vote upon other business
2. of which the Board of Directors is presently unaware and which may properly come before the meeting, and for the election of any person as a member of the Board of Directors if a nominee named in the accompanying Proxy Statement is unable to serve or for good cause will not serve.

           [ ] FOR              [ ] AGAINST              [ ] ABSTAIN

                                      OVER

         THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS AND MANAGEMENT OF CASINO MAGIC CORP. AND WILL BE VOTED IN FAVOR OF THE ELECTION OF THE FOUR NOMINEES AND FOR PROPOSAL 2 UNLESS OTHER INSTRUCTIONS ARE GIVEN.

                                             __________________________________
                                             (Signature)

                                             __________________________________
                                             (Signature)

                                             Dated: ____________________ , 1997
                                             Please sign exactly as your
                                             name appears hereon; if stock
                                             is held jointly, each owner
                                             must sign. When signing as
                                             executor, trustee, guardian,
                                             attorney, agent or proxy,
                                             please indicate title.

                                             PLEASE SIGN, DATE AND RETURN
                                             THIS PROXY PROMPTLY.